UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2013

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)           On January 22, 2013, Carver Bancorp, Inc. (the “Company”), the holding company of Carver Federal Savings Bank (the “Bank”), announced that Mark A. Ricca resigned his positions as Chief Financial and Administrative Officer of the Company and the Bank, effective February 15, 2013.

(c)           On January 22, 2013, the Company announced that the Company’s and the Bank’s Boards of Directors appointed David Toner, age 51, as Acting Chief Financial Officer, effective February 15, 2013, subject to regulatory approval.  Mr. Toner, a Certified Public Accountant, has been Senior Vice President and Controller of the Company and the Bank since 2009.  Prior to joining the Company, Mr. Toner held various financial control positions with Citigroup, Inc.

On January 22, 2013, the Company announced that the Company’s and the Bank’s Boards of Directors appointed Michael T. Pugh, age 41, to the new position of President and Chief Operating Officer, effective immediately, subject to regulatory approval.  Mr. Pugh will report to the Chairman and Chief Executive Officer, Deborah C. Wright.  For the past five months, Mr. Pugh has been the Company’s Chief Revenue Officer, focusing on redesigning its new business strategy, management structure and related processes. Before joining Carver, Mr. Pugh worked at Capital One, N.A., as Senior Vice President, Regional Executive and Market President of the Eastern Maryland, Delaware and Washington, D.C. markets.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Exhibits. 99.1 Press Release regarding Executive Management Team Changes dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: January 23, 2013	By:	/s/ Deborah C. Wright
Deborah C. Wright
Chairman and Chief Executive Officer